Exhibit 99.3

UNITED GROUP BANKING COMPANY OF FLORIDA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Cash and due from banks	$3,984	$1,908
Interest-bearing deposits with banks	14,462	10,104

Cash and cash equivalents	18,446	12,012
Investment securities available-for-sale	41,613	42,907
Other investments	1,206	1,130
Loans, net of unearned income	155,908	147,265
Less: allowance for loan losses	2,337	2,243

Loans, net	153,571	145,022
Premises and equipment, net	8,326	8,452
Accrued interest receivable	538	562
Bank owned life insurance	2,139	2,098
Other real estate	—	102
Other assets	6,132	6,858

Total assets	$231,971	$219,143

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing demand deposits	$50,684	$38,542
Interest-bearing demand deposits	94,993	84,837
Savings deposits	2,730	2,729
Time	50,041	56,010

Total deposits	198,448	182,118
Federal Home Loan Bank advances	4,865	4,865
Short-term borrowings	—	5,000
Accrued interest payable	25	33
Other liabilities	315	169

Total liabilities	203,653	192,185

Commitments
Common stock , $.01 par value, 32 million shares authorized, 30,251,341 shares issued and outstanding	303	303
Additional paid-in capital	36,372	36,290
Accumulated deficit	(7,427)	(7,787)
Accumulated other comprehensive loss	(930)	(1,848)

Total shareholders’ equity	28,318	26,958

Total liabilities and shareholders’ equity	$231,971	$219,143

See accompanying notes to unaudited consolidated financial statements.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2014	2013	2014	2013
Interest and dividend income:
Interest and fees on loans	$1,847	$1,760	$5,437	$5,037
Interest and dividends on taxable investment securities	211	187	684	461
Interest on non-taxable investment securities	32	—	87	—
Interest on interest-bearing deposits and federal funds sold	12	6	34	26

Total interest income	2,102	1,953	6,242	5,524
Interest expense:
Interest on deposits	211	213	661	667
Interest on borrowings	7	1	24	1

Total interest expense	218	214	685	668
Net interest income	1,884	1,739	5,557	4,856
Provision for loan losses	115	80	285	370
Net interest income after provision for loan losses	1,769	1,659	5,272	4,486
Other income:
Service charges and fees on deposit accounts	60	55	159	160
Income from bank owned life insurance	13	14	41	45
Gain on sale of investment securities available-for-sale	—	—	36	—
Other	61	55	194	218

Total other income	134	124	430	423

Other expense:
Salaries and employee benefits	841	841	2,600	2,461
Occupancy and equipment	271	250	803	756
Other operating	554	525	1,721	1,663

Total other expense	1,666	1,616	5,124	4,880

Earnings before income taxes	237	167	578	29
Income tax expense	90	71	218	37

Net earnings (loss)	$147	$96	$360	$(8)

Basic and diluted net earnings (loss) per common share	$0.00	$0.00	$0.01	$(0.00)

See accompanying notes to unaudited consolidated financial statements.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2014	2013	2014	2013
Net earnings (loss)	$147	$96	$360	$(8)
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on investment securities available-for-sale:
Unrealized (losses) gains arising during the period, net of tax of $99, $154, $565, and $886, respectively	165	(255)	941	(1,467)
Reclassification adjustment for gains included in net earnings, net of tax of $13 during the nine months ended September 30, 2014	—	—	(23)	—

Other comprehensive (loss) income	165	(255)	918	(1,467)

Comprehensive income / (loss)	$312	$(159)	$1,278	$(1,475)

See accompanying notes to unaudited consolidated financial statements.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Changes in Shareholders’ Equity

(In thousands, except per share data)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive (Loss) Income	Total
Balance, December 31, 2013	$303	$36,290	$(7,787)	$(1,848)	$26,958
Share-based compensation expense		82			82
Net earnings			360		360
Change in unrealized gain/loss on securities available-for- sale, net of tax	—	—	—	918	918

Balance, September 30, 2014	$303	$36,372	$(7,427)	$(930)	$28,318

See accompanying notes to unaudited consolidated financial statements.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

(In thousands, except per share data)

	For The Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net earnings (loss)	$360	$(8)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for loan losses	285	370
Depreciation, amortization and accretion	251	226
Stock-based compensation	82	82
Net amortization of securities available for sale	273	542
Gain on sale of securities available for sale	(36)	—
Loss on sale of foreclosed real estate	10	167
Write-down of other real estate	—	30
Change in:
Accrued interest receivable and other assets	163	(374)
Accrued interest payable and other liabilities	138	112
Cash surrender value of life insurance	(41)	(45)

Net cash provided by operating activities	1,485	1,102

Cash flows from investing activities:
Change in interest-bearing time deposits in banks	—	25
Purchases of securities available-for-sale	(4,390)	(5,581)
Proceeds from sale of securities available-for-sale	4,334	—
Proceeds from calls, maturities and paydowns of securities	2,583	3,476
(Purchase) redemption of restricted equity securities	(76)	(120)
Proceeds from sale of foreclosed real estate	92	843
Net increase in loans	(8,834)	(4,391)
Purchases of premises and equipment	(90)	(256)

Net cash (used by) provided by investing activities	(6,381)	(6,004)

Cash flows from financing activities:
Net change in demand and savings deposits	22,299	2,394
Net change in time deposits	(5,969)	(3,743)
Proceeds from Federal Home Loan Bank advances	—	3,500
Proceeds of short-term borrowings	(5,000)	4,000
Sale of stock, less offering costs	—	334

Net cash provided by (used by) financing activities	11,330	6,485

Net change in cash and cash equivalents	6,434	1,583
Cash and cash equivalents at beginning of the period	$12,012	$16,564

Cash and cash equivalents at end of period	$18,446	$18,147

	For The Nine Months Ended September 30,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$693	683
Income taxes	$—	—
Non-cash investing and financing activities:
Transfer of loans to other real estate	$—	160

See accompanying notes to unaudited consolidated financial statements.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

Note 1 – Basis of Presentation

General

The unaudited consolidated financial statements include the accounts of United Group Banking Company of Florida, Inc. (the “Company”) and its wholly-owned subsidiaries, United Legacy Bank (the “Bank”) and RBCF Holdings, Inc. (“RBCF”). The Bank provides a full range of commercial and consumer banking services throughout Central Florida. The Bank is primarily regulated by the Federal Reserve (“Fed”) and the Office of Financial Regulation (“OFR”), and undergoes periodic examinations by these regulatory agencies. The Company is regulated by the Federal Reserve and is also subject to periodic examinations. RBCF was formed to hold and manage some non-performing loans acquired by the Bank.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly United Group Banking Company of Florida’s consolidated balance sheets, and statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the periods presented, and all such adjustments are of a normal recurring nature. All material intercompany transactions are eliminated. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

These interim consolidated financial statements have been prepared according to the rules and regulations of the Securities and Exchange Commission and, therefore, certain information and footnote disclosures normally presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) have been omitted or abbreviated. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and footnotes contained in the Joint Proxy Statement-Prospectus that is part of the Registration Statement on Form S-4, as amended, filed by National Commerce Corporation with the Securities and Exchange Commission (File No. 333-198219).

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future. Estimates are used in accounting for, among other items, the allowance for loan losses, useful lives for depreciation and amortization, fair value of financial instruments, deferred tax assets, and contingencies. Estimates that are particularly susceptible to significant change for the Company include the determination of the allowance for loan losses and the assessment of deferred tax assets and liabilities, and therefore are critical accounting policies. Management does not anticipate any material changes to estimates in the near term. Factors that may cause sensitivity to the aforementioned estimates include but are not limited to: external market factors such as market interest rates and employment rates, changes to operating policies and procedures, and changes in applicable banking regulations and economic conditions. Actual results may ultimately differ from estimates, although management does not generally believe such differences would materially affect the consolidated financial statements in any individual reporting period presented.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

Note 2 – Reclassifications

Certain prior period amounts have been reclassified to conform to the presentation used in 2014. These reclassifications had no material effect on the operations, financial condition or cash flows of the Company.

Note 3 – Net Earnings per Common Share

Basic earnings per common share are computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share are computed by dividing net income by the effect of the issuance of potential common shares that are dilutive and by the sum of the weighted-average number of shares of common stock outstanding. Anti-dilutive potential common shares are excluded from the diluted earnings per share computation and totaled 1,775,000 for the three and nine months ended September 30, 2013 and 2014. Since all of the Company’s potential common shares are anti-dilutive, basic and diluted shares outstanding are the same.

The reconciliation of the components of the basic and diluted earnings per share is as follows:

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2014	2013	2014	2013
Net earnings (loss) available to common shareholders	$147	96	$360	(8)

Weighted average common shares outstanding	30,251,341	30,251,341	30,251,341	30,178,790
Dilutive effect of stock options	—	—	—	—

Diluted common shares	30,251,341	30,251,341	30,251,341	30,178,790

Basic and diluted earnings (loss) per common share	$0.00	$0.00	$0.01	$(0.00)

Note 4 – Investment Securities

Investment securities available-for-sale at September 30, 2014 and December 31, 2013 are as follows:

September 30, 2014	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Mortgage-backed securities	$39,537	$—	$(1,681)	$37,856
Municipal securities	3,568	189	—	3,757

	$43,105	$189	$(1,681)	$41,613

December 31, 2013	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Mortgage-backed securities	$43,965	$13	$2,961	$41,017
Municipal securities	1,905	5	21	1,890

	$45,870	$18	$2,982	$42,907

Management evaluates securities for other-than-temporary impairment on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Details concerning investment securities with unrealized losses as of September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$2,452	$14	$35,404	$1,667	$37,856	$1,681
Municipal securities	—	—	—	—	—	—

	$2,452	$14	$35,404	$1,667	$37,856	$1,681

	December 31, 2013
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$4,171	$192	$32,473	$2,770	$36,644	$2,962
Municipal securities	1,372	21	—	—	1,372	21

	$5,543	$213	$32,473	$2,770	$38,016	$2,983

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

As of September 30, 2014 the Company does not consider securities with unrealized losses to be other-than-temporarily impaired. The unrealized losses in each category have occurred as a result of changes in interest rates, market spreads and market conditions subsequent to purchase. The Company has the ability and intent to hold its securities for a period of time sufficient to allow for a recovery in fair value. There were no other-than-temporary impairments charged to earnings during the three and nine month periods ending September 30, 2014 and 2013.

During the nine months ended September 30, 2014, the Company sold investment securities for proceeds of $4,334,300 and realized gross gains of $36,000. During the nine months ended September 30, 2013, there were no sales of investment securities.

The amortized cost and estimated fair value of securities available-for-sale at September 30, 2014, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

September 30, 2014	Amortized Cost	Fair Value
Municipal securities:
0 to 5 years	$—	$—
5 to 10 years	—	—
Over 10 years	3,568	3,757
Mortgage-backed securities	39,537	37,856

	$43,105	$41,613

Note 5 – Loans, Allowance for Loan Losses and Credit Quality

Major classifications of loans at September 30, 2014 and December 31, 2013 are summarized as follows:

	September 30, 2014	December 31, 2013
Real estate - Commercial	$80,714	$75,523
Residential	36,570	36,192
Construction, development, land	7,587	9,548
Commercial	24,286	18,416
Consumer and other	6,799	7,581

	155,956	147,260
Deferred loan costs	(48)	5
Allowance for loan losses	(2,337)	(2,243)

	$153,571	$145,022

The Bank grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade areas throughout Central Florida. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market. Portfolio segments utilized by the Bank are identified below. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to-income, collateral type and loan-to-value ratios for consumer loans.

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method for the periods indicated:

	September 30, 2014	December 31, 2013
Balance, beginning of period	$2,243	$2,286

Charge-offs:
Real estate - commercial	-0-	-0-
Real estate - residential	(40)	(190)
Real estate - construction, development, land	-0-	-0-
Commercial	-0-	(152)
Consumer and other	(170)	(227)

Total charge offs	(210)	(569)

Recoveries:
Real estate - commercial	-0-	-0-
Real estate - residential	19	47
Real estate - construction, development, land	-0-	-0-
Commercial	-0-	-0-
Consumer and other	-0-	-0-

Total recoveries	19	47

Net charge-offs	(191)	(522)

Provision charged to operations	285	479

Balance, end of period	$2,337	$2,243

	Real Estate - Commercial	Real Estate - Residential	Real Estate - Construction Development Land	Commercial	Consumer and Other	Total
September 30, 2014 Allowance allocated for loans:
Individually evaluated for impairment	$91	$311	$-0-	$-0-	$-0-	$402
Collectively evaluated for impairment	1,118	237	114	364	102	1,935

	$1,209	$548	$114	$364	$102	$2,337

September 30, 2014 Loans:
Individually evaluated for impairment	$1,894	$2,789	$648	$151	$194	$5,676
Collectively evaluated for impairment	78,820	33,781	6,939	24,135	6,605	150,280

	$80,714	$36,570	$7,587	$24,286	$6,799	$155,956

	Real Estate - Commercial	Real Estate - Residential	Real Estate - Construction Development Land	Commercial	Consumer and Other	Total
December 31, 2013 - Allowance allocated for loans:
Individually evaluated for impairment	$91	$281	$-0-	$-0-	$-0-	$372
Collectively evaluated for impairment	822	400	94	300	255	1,871

	$913	$681	$94	$300	$255	$2,243

December 31, 2013 - Loans:
Individually evaluated for impairment	$1,924	$2,234	$1,169	$151	$104	$5,582
Collectively evaluated for impairment	73,599	33,958	8,379	18,265	7,477	141,678

	$75,523	$36,192	$9,548	$18,416	$7,581	$147,260

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

The Bank individually evaluates for impairment all loans that are on nonaccrual status. Additionally, all troubled debt restructurings are individually evaluated for impairment. A loan is considered impaired when, based on current events and circumstances it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. Interest payments received on impaired loans are generally applied as a reduction of the outstanding principal balance. During 2013 and the nine months ended September 30, 2014, the Bank did not modify any loans that would be considered a troubled debt restructuring.

The following tables present impaired loans by class of loans as of September 30, 2014 and December 31, 2013.

	Recorded Investment	Unpaid Principal Balance	Specific Allowance	Average Recorded Investment	Interest Income Recognized
September 30, 2014 Without a specific allowance recorded:
Real estate - commercial	$1,647	$1,647	$-0-	$727	$38
Real estate - residential	1,510	1,509		1,397	11
Real estate - construction, development, land	648	648	-0-	826	23
Commercial	151	151	-0-	147	3
Consumer and other	194	260	-0-	99	6

	$4,150	$4,215	$-0-	$3,196	$81

September 30, 2014 With a specific allowance recorded:
Real estate - commercial	$247	$247	$91	$246	$4
Real estate - residential	1,279	1,313	311	1,199	2
Real estate - construction, development, land	-0-	-0-	-0-	-0-	-0-
Commercial	-0-	-0-	-0-	-0-	-0-
Consumer and other	-0-	-0-	-0-	-0-	-0-

	$1,526	$1,560	$402	$1,445	$6

Totals, September 30, 2014	$5,676	$5,775	$402	$4,641	$87

	Recorded Investment	Unpaid Principal Balance	Specific Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2013 - Without a specific allowance recorded:
Real estate - commercial	$1,682	$1,682	$-0-	$1,708	$24
Real estate - residential	1,799	1,989	-0-	2,007	8
Real estate - construction, development, land	1,169	1,169	-0-	1,212	22
Commercial	151	303	-0-	214	8
Consumer and other	104	328	-0-	166	15

	$4,905	$5,471	$-0-	$5,307	$77

December 31, 2013 - With a specific allowance recorded:
Real estate - commercial	$242	$242	$91	$242	$-0-
Real estate - residential	435	469	281	237	-0-
Real estate - construction, development, land	-0-	-0-	-0-	-0-	-0-
Commercial	-0-	-0-	-0-	-0-	-0-
Consumer and other	-0-	-0-	-0-	-0-	-0-

	$677	$711	$372	$479	$-0-

Totals, December 31, 2013	$5,582	$6,182	$372	$5,786	$77

The following tables present the aging of the recorded investment in past due loans and non-accrual loan balances as of September 30, 2014 and December 31, 2013 by class of loans.

	30-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current Loans	Total Loans	Loans > 90 Days and Accruing
September 30, 2014 -
Real estate - commercial	$-0-	$247	$247	$80,467	$80,714	$-0-
Real estate - residential	170	871	1,041	35,529	36,570	-0-
Real estate - construction, development, land	63	-0-	63	7,524	7,587	-0-
Commercial	14	151	165	24,121	24,286	-0-
Consumer and other	254	120	374	6,425	6,799	-0-

	$501	$1,389	$1,890	$154,066	$155,956	$-0-

	30-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current Loans	Total Loans	Loans > 90 Days and Accruing
December 31, 2013 -
Real estate - commercial	$294	$882	$1,176	$74,347	$75,523	$-0-
Real estate - residential	258	1,790	2,048	34,144	36,192	445
Real estate - construction, development, land	139	1,169	1,308	8,240	9,548	-0-
Commercial	129	-0-	129	18,287	18,416	-0-
Consumer and other	154	111	265	7,316	7,581	78

	$974	$3,952	$4,926	$142,334	$147,260	$523

Composition of non-accrual loans disaggregated by class

	September 30, 2014	December 31, 2013
Real estate - commercial	$1,098	$882
Real estate - residential	2,642	2,088
Real estate - construction, development, land	648	1,169
Commercial	151	-0-
Consumer and other	194	104

	$4,733	$4,243

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on a continuous basis. The Bank uses the following definitions for its risk ratings:

Special Mention. Weakness exists that could cause future impairment, including the deterioration of financial ratios, past due status and questionable management capabilities. Collateral values generally afford adequate coverage but may not be immediately marketable.

Substandard. Specific and well-defined weaknesses exist that may include poor liquidity and deterioration of financial ratios. The loan may be past due and related deposit accounts experiencing overdrafts. Immediate corrective action is necessary.

Doubtful. Specific weaknesses characterized as Substandard that are severe enough to make collection in full unlikely. There is no reliable secondary source of full repayment. Loans classified as doubtful will be placed on non-accrual, analyzed and fully or partially charged-off based on review of collateral and other relevant factors.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. As of September 30, 2014 and December 31, 2013, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

Credit Exposure Based on Risk Ratings:

	Pass	Special Mention	Substandard	Doubtful
September 30, 2014 - Loan Category
Real estate - commercial	$78,977	$1,490	$247	$-0-
Real estate - residential	33,794	134	2,642	-0-
Real estate - construction, development, land	6,629	310	648	-0-
Commercial	24,135	-0-	151	-0-
Consumer and other	6,418	187	194	-0-

	$149,953	$2,121	$3,882	$-0-

	Pass	Special Mention	Substandard	Doubtful
December 31, 2013 - Loan Category
Real estate - commercial	$72,355	$2,926	$242	$-0-
Real estate - residential	33,882	222	2,088	-0-
Real estate - construction, development, land	8,205	174	1,169	-0-
Commercial	18,263	2	151	-0-
Consumer and other	7,373	104	104	-0-

	$140,078	$3,428	$3,754	$-0-

Note 6 – Fair Value Measurements and Disclosures

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans and other real estate and repossessed assets. These nonrecurring fair value adjustments typically involve application of the lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 – Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded or disclosed at fair value.

Cash and Cash Equivalents

For disclosure purposes, for cash, due from banks, and interest-bearing deposits, the carrying amount is a reasonable estimate of fair value.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

Securities Available-for-Sale

Securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Other Investments

For disclosure purposes, the carrying amount of other investments approximates their fair value.

Loans

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of three methods, including collateral value, market value of similar debt, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At September 30, 2014 and December 31, 2013, impaired loans were evaluated based on the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral, or loans that are charged down according to the fair value of collateral, require classification in the fair value hierarchy. Since the fair value is based generally on appraised values, the Company records impaired loans as nonrecurring Level 3.

For disclosure purposes, the fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Bank Owned Life Insurance

For disclosure purposes, the fair value of the cash surrender value of life insurance policies is equivalent to the carrying value.

Other Real Estate

Other real estate properties are adjusted to fair value upon transfer of the loans to other real estate. Subsequently, other real estate assets are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. Since fair value is based on an appraised value or management’s estimate of value, the Company records other real estate or repossessed assets as nonrecurring Level 3.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

Deposits

For disclosure purposes, the fair value of demand deposits, NOW and money market accounts, and savings accounts is the amount payable on demand at the reporting date. The fair value of fixed rate maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Federal Home Loan Bank Advances

For disclosure purposes, the fair value of the Federal Home Loan Bank Advances is based on the quoted value for similar remaining maturities provided by the FHLB.

Commitments to Extend Credit and Standby Letters of Credit

Because commitments to extend credit and standby letters of credit are generally short-term and made using variable rates, the carrying value and estimated fair value associated with these instruments are immaterial.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The table below presents the recorded amount of assets measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013.

September 30, 2014	Total carrying value in the consolidated statements of financial condition	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)
Available-for-sale securities	$41,613	$0	$41,613	$0
Cash surrender value of life insurance	2,139	0	2,139	0

December 31, 2013
Available-for-sale securities	$42,907	0	42,907	0
Cash surrender value of life insurance	2,098	0	2,098	0

Assets and Liabilities Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets and liabilities at fair value on a nonrecurring basis in accordance with U.S. GAAP. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis are included in the table below as of September 30, 2014 and December 31, 2013.

September 30, 2014	Total carrying value in the consolidated statements of financial condition	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)
Impaired loans, net of specific reserves	$5,274	$0	$0	$5,274

December 31, 2013
Impaired loans, net of specific reserves	$5,210	0	0	5,210
Other real estate	102	0	0	102

The carrying amounts and estimated fair values of the Company’s financial instruments at September 30, 2014 and December 31, 2013 were as follows:

	September 30, 2014		December 31, 2013
	Carrying amount	Fair Value	Carrying amount	Fair Value
Financial assets:
Cash and cash equivalents	$18,446	18,446	$12,012	12,012
Securities available for sale	41,613	41,613	42,907	42,907
Loans receivable	153,571	153,692	145,022	145,428
Accrued interest receivable	538	538	562	562
Financial liabilities:
Deposits	198,448	198,562	182,118	182,457
FHLB advance and debt	4,865	4,865	9,865	9,865
Accrued interest payable	25	25	33	33

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Note 7 – Recently Issued Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2013-10, Derivatives and Hedging (Topic 815): Inclusion of the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) as a Benchmark Interest Rate for Hedge Accounting Purposes, which permits the Fed Funds Effective Swap Rate to be used as a U.S. benchmark interest rate for hedge accounting purposes, in addition to the U.S. Treasury and London Interbank Offered Rate. The ASU also amends previous rules by removing the restriction on using different benchmark rates for similar hedges. This amendment applies to all entities that elect to apply hedge accounting of the benchmark interest rate. The amendments in this ASU were effective for qualifying new or redesignated hedging relationships entered into on or after July 17, 2013. The Company has adopted this update, although such adoption had no impact on its financial position or results of operations.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, which provides that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent that a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. These amendments in this ASU are effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2013. Early adoption and retrospective application is permitted. The Company has adopted this update, although such adoption had no impact on its financial position or results of operations.

In January 2014, the FASB issued ASU No. 2014-1, Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects, which provides guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

invest in affordable housing projects that qualify for the low-income housing tax credit. It permits reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial investment in proportion to the tax credits and other tax benefits received, and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments are effective for public entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014, and are effective for all entities other than public entities for annual periods beginning after December 15, 2014, and interim reporting periods within annual periods beginning after December 15, 2015. Early adoption is permitted, and retrospective application is required for all periods presented. The Company does not have an investment in a limited partnership and therefore the adoption of this standard is not anticipated to have an impact on its financial position or results of operations.

In January 2014, the FASB issued ASU No. 2014-04, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. These amendments are intended to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. The amendments clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (1) the creditor obtaining legal title to the residential real estate property upon completion of residential foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additional disclosures about such activities are required by these amendments. The amendments in this ASU become effective for public companies for annual periods and interim periods within those annual periods beginning after December 15, 2014, and early adoption is permitted. The Company is assessing the impact that these amendments will have on its financial position and results of operations, but does not currently anticipate that it will have a material impact.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). These amendments affect any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g. insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance, and creates a Topic 606, Revenue from Contracts with Customers. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU will be effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The ASU allows for either full retrospective or modified retrospective adoption. The Company is assessing the effects of this ASU, which exclude financial instruments from its scope, but does not anticipate that it will have a material impact on its financial position or results of operations.

UNITED GROUP BANKING COMPANY OF FLORIDA, INC.

Notes to Unaudited Consolidated Financial Statements

(amounts in tables in thousands except per share data)

In June 2014, the FASB issued ASU No. 2014-12, Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved After the Requisite Service Period. The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. None of the Company’s share-based payment awards have service components, so the Company does not believe this ASU will have an impact on its financial position or results of operations.

In August 2014, the FASB issued ASU No. 2014-14 – Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. These amendments address the diversity in practice regarding the classification and measurement of foreclosed loans which were part of a government-sponsored loan guarantee program (e.g. HUD, FHA, VA). The ASU outlines certain criteria that, if met, the loan (residential or commercial) should be derecognized and a separate other receivable should be recorded upon foreclosure at the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. This ASU will be effective for annual reporting periods beginning after December 15, 2014, including interim periods within that reporting period. Early adoption is permitted, provided the entity has adopted ASU 2014-04. The ASU should be adopted either prospectively or on a modified retrospective basis. The Company is assessing the impact that these amendments will have on its financial position and results of operations, but does not currently anticipate that it will have a material impact.

In August 2014, the FASB issued ASU No. 2014-15 Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. These amendments are intended to reduce diversity in the timing and content of going concern disclosures. This ASU clarifies management’s responsibility to evaluate and provide related disclosures if there are any conditions or events, as a whole, that raise substantial doubt about the entity’s ability to continue as a going concern for one year after the date the financial statements are issued (or, if applicable, available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company does not believe this ASU will have an impact on its financial position or results of operations.